UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.    )
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Ryder System, Inc.
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[The following is an e-mail to Company employees from Robert E. Sanchez, Chairman and Chief Executive Officer]

April 24, 2014

To:           All Ryder Employees
From:       Robert Sanchez, Chairman and Chief Executive Officer
Subject:   Important Message to Employee Shareholders - VOTE YOUR RYDER SHARES!
By now, you should have received proxy materials for our 2014 Annual Meeting of Shareholders to be held on Friday, May 2. At this meeting, our shareholders - including many of you - will vote on important company business, including the re-election of three directors.
Although your vote is always important, this year we need your support more than ever. One of the consultants that advises some institutional investors is recommending that shareholders do not vote for our director nominees. We disagree and need your vote to support our Board at a time when our Company has had its best financial and stock price performance in its 81 year history. In fact, we sent a letter to many of our institutional shareholders on April 21, 2014 explaining the reasons why our shareholders should vote for our directors. You can view the letter on Ryder's website at http://investors.ryder.com in the Financial Reports and Filings area.
Ryder’s Board of Directors recommends you vote FOR all seven proposals in the proxy. Not only is every vote important, it also demonstrates your confidence in our Company and our Board.  Thank you for your continued support.
Note about accessing proxy materials:  By now, you should have received a Notice by e-mail or by mail with instructions explaining how to access the proxy materials electronically and vote your shares.  Most employee shareholders were sent an e-mail Notice on March 22, 2014 to your Ryder e-mail account or personal e-mail account from:

•	RYDER SYSTEM, INC.

•	MORGAN STANLEY

•	FIDELITY INVESTMENTS

•	NATIONAL FINANCIAL SERVICES LLC (FIDELITY) or

•	ID@PROXYVOTE.COM
If you haven't voted yet, you should receive a reminder e-mail with instructions this week. If you own shares through multiple accounts, you should receive a separate Notice with a separate control number to vote your shares in each account. Although Ryder’s e-mail system is set up to ensure that this e-mail Notice is delivered to your inbox and not your junk folder, if the Notice was sent to your personal e-mail account, please make sure to check your junk folder if you do not find it in your inbox. You will not receive a printed copy of the proxy materials unless you specifically request one. If you cannot locate the e-mail, please contact Julie Azuaje at 305-500-3726.